Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	Falcon Equity Investors LLC
Address of Joint Filer:	c/o Falcon Capital Acquisition Corp.
660 Madison Avenue, 12th Floor
New York, NY 10065
Relationship of Joint Filer to Issuer:	10% Owner, Director
Issuer Name and Ticker or Trading Symbol:	Sharecare, Inc. [SHCR]
Date of Event Requiring Statement:
(Month/Day/Year):	07/01/2021
Name of Joint Filer:	Eagle Falcon JV Co LLC
Address of Joint Filer:	c/o Falcon Capital Acquisition Corp.
660 Madison Avenue, 12th Floor
New York, NY 10065
Relationship of Joint Filer to Issuer:	10% Owner
Issuer Name and Ticker or Trading Symbol:	Sharecare, Inc. [SHCR]
Date of Event Requiring Statement:
(Month/Day/Year):	07/01/2021
Name of Joint Filer:	Alan G. Mnuchin
Address of Joint Filer:	c/o Falcon Capital Acquisition Corp.
3 Columbus Circle, 24th Floor
New York, NY 10019
Relationship of Joint Filer to Issuer:	10% Owner, Director, Officer
Issuer Name and Ticker or Trading Symbol:	Sharecare, Inc. [SHCR]
Date of Event Requiring Statement:
(Month/Day/Year):	07/01/2021